UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2015

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2015, Fluidigm Corporation (the “Company”) and ARE-SAN FRANCISCO NO. 17, LLC entered into an amendment (the “Amendment”) to the lease agreement dated as of September 14, 2010, as amended (the “Lease”), relating to the lease of office and laboratory space at the Company’s headquarters located at 7000 Shoreline Court, South San Francisco, California. The Amendment provides for the following:

•	the expansion of the premises covered under the Lease by approximately 24,000 square feet of office and laboratory space (the “Additional Space”), effective on April 1, 2016, unless the Additional Space becomes available earlier and the Company elects to accept the Additional Space earlier (the “Additional Space Commencement”);

•	payment by the Company of monthly base rent for the Additional Space of $3.20 per rentable square foot from two (2) months after the Additional Space Commencement (the “Additional Space Rent Commencement”) through the later of the first anniversary of the Additional Space Rent Commencement and May 1, 2017, with annual increases of 3% thereafter on each anniversary of such date;

•	payment by the Company of certain operating expenses during the term of the Lease;

•	provision by the landlord of $360,585 for construction of improvements in any premises under the Lease; and

•	an extension of the Company’s existing right of first refusal for additional space which becomes available within the building to April 15, 2018.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Lease by and between ARE-San Francisco No. 17, LLC and the registrant, dated December 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: December 14, 2015	By:	/s/ William Smith
William Smith EVP, Legal Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Lease by and between ARE-San Francisco No. 17, LLC and the registrant, dated December 8, 2015.